Exhibit 99.1

SYSCO REPORTS FIRST QUARTER DOUBLE DIGIT EARNINGS GROWTH

HOUSTON, November 7, 2016 — Sysco Corporation (NYSE: SYY) today announced financial results for its 13-week first fiscal quarter ended October 1, 2016.¹ These results reflect the performance of the newly acquired Brakes Group, which are incorporated for the first time.

First Quarter Fiscal 2017 Highlights

•	Sales increased 11.2% to $14.0 billion; excluding Brakes, sales increased 1.0% to $12.7 billion

•	Gross profit increased 20.3% to $2.7 billion; gross margin increased 146 basis points to 19.27%; excluding Brakes, gross profit increased 5.0% to $2.3 billion; gross margin increased 70 basis points to 18.52%

•	Operating income increased 14.9% to $567 million; adjusted operating income increased 23.8% to $627 million; excluding Brakes, adjusted operating income increased 15.3% to $584 million

•	Earnings Per Share (EPS) increased $0.17 to $0.58; adjusted EPS increased $0.15 to $0.67; excluding Brakes adjusted EPS increased $0.11 to $0.63

“I am pleased with our first quarter performance which built upon the favorable results we have achieved over the past several quarters,” said Bill DeLaney, Sysco’s chief executive officer. “We continued to focus on supporting the needs of our customers and achieved strong earnings growth through solid execution in a softening industry environment. We remain committed to achieving our three-year plan financial goals.”

New Segment Reporting Structure

Beginning in fiscal year 2017, as a result of completing our recent acquisition of the Brakes Group, Sysco will report results based on four operating segments: the two largest of which are U.S. Foodservice Operations and International Foodservice Operations.

¹	Financial comparisons presented in this release are compared to the same period in the prior year. Earnings Per Share (EPS) and Adjusted EPS are shown on a diluted basis unless otherwise specified. Adjusted financial results exclude certain items, which primarily include restructuring and merger-related costs. A reconciliation of non-GAAP measures is included in this release.

First Quarter Fiscal 2017 Results

U.S. Foodservice Operations

Sales for the first quarter were $9.5 billion, an increase of 0.8% compared to the same period last year. Gross profit increased 4.3% to $1.9 billion; gross margin increased 68 basis points to 20.18%. Operating expenses increased $20 million, or 1.8%, compared to the same period last year, due mainly to higher payroll expenses, which were driven by higher case volume. Adjusted operating expenses increased $21 million, or 1.8%, compared to the same period last year. Operating income was $745 million, an increase of $59 million, or 8.5%, compared to the same period last year. Adjusted operating income was $745 million, an increase of $58 million, or 8.4%, compared to the same period last year.

Case volume for the company’s U.S. Broadline operations grew 1.8% during the quarter. Local case growth within U.S. Broadline operations grew 1.9%.

International Foodservice Operations

Sales for the first quarter were $2.7 billion, compared to $1.4 billion dollars in the same period last year. Operating income was $79 million, an increase of $28 million, compared to the same period last year. Adjusted operating income was $104 million, an increase of $50 million, compared to the same period last year. The significant improvement in both sales and operating income is primarily attributable to the Brakes Group acquisition.

Capital Spending and Cash Flow

Capital expenditures, net of proceeds from sales of plant and equipment, totaled $138 million for the first 13 weeks of fiscal 2017, which was $18 million higher compared to the same period last year.

Cash flow from operations was $249 million for the first 13 weeks of fiscal 2017, which was $510 million higher compared to the same period last year. Free cash flow for the first 13 weeks of fiscal 2017 was $111 million, which was $492 million higher compared to the same period last year. The significant improvements in both cash flow from operations and free cash flow are due mainly to improved working capital and payments made in the prior year related to the proposed merger with US Foods.

Conference Call & Webcast

Sysco’s first quarter fiscal 2017 earnings conference call will be held on Monday, November 7, 2016, at 10:00 a.m. Eastern. A live webcast of the call, a copy of this news release and a slide presentation will be available online at investors.sysco.com.

	13-Week Period Ended
Financial Comparison:	October 1, 2016	September 26, 2015	Change
Sales	$14.0 billion	$12.6 billion	11.2%
Gross Profit	$2.7 billion	$2.2 billion	20.3%
Gross Margin	19.27%	17.81%	146 bps
GAAP:
Operating Expenses	$2.1 billion	$1.7 billion	21.8%
Certain Items	$60 million	$13 million	361.3%
Operating Income	$567 million	$493 million	14.9%
Operating Margin	4.06%	3.93%	13 bps
Net Earnings	$324 million	$244 million	32.5%
Diluted Earnings Per Share	$0.58	$0.41	41.5%
Non-GAAP(1):
Operating Expenses	$2.1 billion	$1.7 billion	19.3%
Operating Income	$627 million	$506 million	23.8%
Operating Margin	4.49%	4.03%	46 bps
Net Earnings	$376 million	$312 million	20.7%
Diluted Earnings Per Share	$0.67	$0.52	28.8%
Case Growth:
U.S. Broadline	1.8%	3.4%
Local	1.9%	2.0%
Sysco Brand Sales as a % of Cases:
U.S. Broadline	37.62%	37.54%	8 bps
Local	45.26%	44.88%	38 bps

Note:

(1)	A reconciliation of non-GAAP measures is included in this release.

Individual components in the table above may not sum to the totals due to rounding.

About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. The company operates 198 distribution facilities serving approximately 425,000 customers. For fiscal year 2016 that ended July 2, 2016, the company generated sales of more than $50 billion. Subsequent to fiscal year 2016, the company completed the acquisition of the Brakes Group, a leading European foodservice distributor with operations in the United Kingdom, Ireland, France, Sweden, Spain, Belgium and Luxembourg.

For more information, visit www.sysco.com or connect with Sysco on Facebook at www.facebook.com/SyscoCorporation or Twitter at https://twitter.com/Sysco. For important news and information regarding Sysco, visit the Investor Relations section of the company’s Internet home page at www.investors.sysco.com, which Sysco plans to use as a primary channel for publishing key information to its investors, some of which may contain material and previously non-public information. Investors should also follow us at www.twitter.com/SyscoStock and download the Sysco IR App, available on the iTunes App Store and the Google Play Market. In addition, investors should continue to review our news releases and filings with the Securities and Exchange Commission. It is possible that the information we disclose through any of these channels of distribution could be deemed to be material information.

Forward-Looking Statements

Statements made in this news release or in our earnings call for the first quarter of fiscal 2017 that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include our outlook for fiscal 2017, our plans and expectations related to our three-year financial objectives and the key levers for realizing these goals, our ability to return additional value to our shareholders, expectations regarding the Brakes Group acquisition and related benefits, including its impact on future earnings per share, and expectations regarding deflation trends, and the impact of our fuel strategy. The success of our plans and expectations regarding our operating performance, including expectations regarding our three-year financial objectives, are subject to the general risks associated with our business, including the risks of interruption of supplies due to lack of long-term contracts, severe weather, crop conditions, work stoppages, intense competition, technology disruptions, dependence on large regional and national customers, inflation risks, the impact of fuel prices, adverse publicity, and labor issues. Risks and uncertainties also include risks impacting the economy generally, including the risks that the current general economic conditions will deteriorate, or consumer confidence in the economy or consumer spending, particularly on food-away-from-home, may decline. Market conditions may not improve. If sales from our locally managed customers do not grow at the same rate as sales from regional and national customers, our gross margins may decline. Our ability to meet our long-term strategic objectives depends largely on the success of our various business initiatives, including efforts related to revenue management, expense management, our digital e-commerce strategy and any efforts related to restructuring or the reduction of administrative costs. There are various risks related to these efforts, including the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; the risk that the actual costs of any initiatives may be greater or less than currently expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Our plans related to and the timing of any initiatives are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to realize the anticipated benefits from our efforts, we could become cost disadvantaged in the marketplace, and our competitiveness and our profitability could decrease. Periods of high inflation, either overall or in certain product categories, can have a negative impact on us and our customers, as high food costs can reduce consumer spending in the food-away-from-home market, and may negatively impact our sales, gross profit, operating income and earnings, and periods of deflation can be difficult to manage effectively. Fluctuations in inflation and deflation, as well as fluctuations in the value of foreign currencies, are beyond our control and subject to broader market forces. Expanding into international markets presents unique challenges and risks, including compliance with local laws, regulations and customs and the impact of local political and economic conditions, including the impact of Brexit, and such expansion efforts, including our Brakes acquisition, may not be successful. Any business that we acquire, including the Brakes transaction, may not perform as expected, and we may not realize the anticipated benefits of our acquisitions. The Brakes Group acquisition will require a significant commitment of time and company resources, and realizing the anticipated benefits from the transaction may take longer than expected. Expectations regarding the financial statement impact of any acquisitions may change based on management’s subjective evaluation. For a discussion of additional factors impacting Sysco’s business, see the company’s Annual Report on Form 10-K for the year ended July 2, 2016, as filed with the Securities and Exchange Commission, and the company’s subsequent filings with the SEC. Sysco does not undertake to update its forward-looking statements, except as required by applicable law.

Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED RESULTS OF OPERATIONS (Unaudited)

(In Thousands, Except for Share and Per Share Data)

	13-Week Period Ended
	Oct. 1, 2016	Sep. 26, 2015

Sales	$13,968,654	$12,562,611
Cost of sales	11,276,735	10,324,616

Gross profit	2,691,919	2,237,995
Operating expenses	2,125,086	1,744,521

Operating income	566,833	493,474
Interest expense	73,623	126,907
Other expense (income), net	(7,216)	(15,240)

Earnings before income taxes	500,426	381,807
Income taxes	176,539	137,387

Net earnings	$323,887	$244,420

Net earnings:
Basic earnings per share	$0.58	$0.41
Diluted earnings per share	0.58	0.41

Average shares outstanding	555,437,764	596,698,935
Diluted shares outstanding	560,954,068	600,789,913

Dividends declared per common share	$0.31	$0.30

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Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In Thousands, Except for Share Data)

	Oct. 1, 2016	July 2, 2016	Sep. 26, 2015

ASSETS
Current assets
Cash and cash equivalents	$759,898	$3,919,300	$388,256
Accounts and notes receivable, less allowances of $41,246, $37,880 and $46,470	4,191,460	3,380,971	3,531,105
Inventories	3,025,811	2,639,174	2,841,361
Deferred income taxes	—	—	85,416
Prepaid expenses and other current assets	158,301	114,454	93,015
Prepaid income taxes	—	—	88,807

Total current assets	8,135,470	10,053,899	7,027,960
Plant and equipment at cost, less depreciation	4,418,524	3,880,442	3,961,299
Other assets
Goodwill	3,815,674	2,121,661	1,981,390
Intangibles, less amortization	1,203,888	207,461	168,541
Deferred income taxes	198,867	207,320	—
Other assets	252,387	251,021	232,361

Total other assets	5,470,816	2,787,463	2,382,292

Total assets	$18,024,810	$16,721,804	$13,371,551

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable	$6,834	$89,563	$51,806
Accounts payable	3,716,517	2,935,982	2,887,863
Accrued expenses	1,381,300	1,289,312	999,337
Accrued income taxes	252,681	110,690	—
Current maturities of long-term debt	9,218	8,909	31,810

Total current liabilities	5,366,550	4,434,456	3,970,816
Other liabilities
Long-term debt	7,843,517	7,336,930	3,004,618
Deferred income taxes	218,414	26,942	160,688
Other long-term liabilities	1,498,680	1,368,482	885,501

Total other liabilities	9,560,611	8,732,354	4,050,807
Commitments and contingencies
Noncontrolling interest	76,863	75,386	44,243
Shareholders’ equity
Preferred stock, par value $1 per share, Authorized 1,500,000 shares, issued none	—	—	—
Common stock, par value $1 per share, Authorized 2,000,000,000 shares, issued 765,174,900 shares	765,175	765,175	765,175
Paid-in capital	1,313,245	1,281,140	1,231,506
Retained earnings	9,159,866	9,006,138	8,816,245
Accumulated other comprehensive loss	(1,434,940)	(1,358,118)	(1,007,539)
Treasury stock at cost 216,182,061, 205,577,484 and 169,052,528	(6,782,560)	(6,214,727)	(4,499,702)

Total shareholders’ equity	3,020,786	3,479,608	5,305,685

Total liabilities and shareholders’ equity	$18,024,810	$16,721,804	$13,371,551

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Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED CASH FLOWS (Unaudited)

(In Thousands)

	13-Week Period Ended
	Oct. 1, 2016	Sep. 26, 2015
Cash flows from operating activities:
Net earnings	$323,887	$244,420
Adjustments to reconcile net earnings to cash provided by operating activities:
Share-based compensation expense	25,127	11,636
Depreciation and amortization	211,685	135,961
Amortization of debt issuance and other debt-related costs	6,560	6,161
Gain on foreign exchange remeasurement	—	—
Loss on extinguishment of debt	—	86,460
Deferred income taxes	11,374	124,631
Provision for losses on receivables	(440)	1,546
Other non-cash items	(6,829)	(4,511)
Additional changes in certain assets and liabilities, net of effect of businesses acquired:
(Increase) in receivables	(136,097)	(211,035)
(Increase) in inventories	(149,759)	(162,867)
(Increase) decrease in prepaid expenses and other current assets	(12,657)	165
Increase in accounts payable	110,914	23,580
(Decrease) in accrued expenses	(259,698)	(470,409)
Increase in accrued income taxes	145,601	5,833
(Increase) in other assets	(17,066)	(10,354)
Increase (decrease) in other long-term liabilities	1,340	(38,419)
Excess tax benefits from share-based compensation arrangements	(5,268)	(4,280)

Net cash provided by (used for) operating activities	248,674	(261,482)

Cash flows from investing activities:
Additions to plant and equipment	(142,255)	(121,243)
Proceeds from sales of plant and equipment	4,261	1,506
Acquisition of businesses, net of cash acquired	(2,910,461)	(83,598)
Decrease in restricted cash	—	168,274

Net cash used for investing activities	(3,048,455)	(35,061)

Cash flows from financing activities:
Bank and commercial paper borrowings (repayments), net	442,777	717,600
Other debt borrowings	1,201	4,148
Other debt repayments	(94,935)	(3,659)
Senior note redemption repayments	—	(5,050,000)
Debt issuance costs	(2,846)	—
Cash received from the termination of interest rate swap agreement	—	14,496
Proceeds from stock option exercises	32,307	54,768
Accelerated share and treasury stock purchases	(600,139)	—
Dividends paid	(173,292)	(179,037)
Excess tax benefits from share-based compensation arrangements	5,268	4,280

Net cash used for financing activities	(389,659)	(4,437,404)

Effect of exchange rates on cash	30,038	(7,841)

Net decrease in cash and cash equivalents	(3,159,402)	(4,741,788)
Cash and cash equivalents at beginning of period	3,919,300	5,130,044

Cash and cash equivalents at end of period	$759,898	$388,256

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$118,426	$93,976
Income taxes	24,406	13,298

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Sysco Corporation and its Consolidated Subsidiaries

COMPARATIVE SEGMENT DATA RECLASSIFIED FOR NEW SEGMENT REPORTING STRUCTURE (Unaudited)

(In Thousands)

In connection with the Acquisition, the company has reassessed its reportable segments based on how the chief operating decision maker assesses performance and allocated resources. Sysco has aggregated its operating companies into three reportable segments. “Other” financial information is attributable to the company’s other operating segments that have not been aggregated into one of the three reporting segments as follows:

•	U.S. Foodservice Operations - primarily includes U.S. broadline operations, custom-cut meat companies, FreshPoint (our specialty produce companies) and European Imports (a specialty import company);

•	International Foodservice Operations - includes broadline operations in Canada and Europe, including the Brakes Group, Bahamas, Mexico, Costa Rica and Panama, as well as a company that distributes to international customers;

•	SYGMA - our chain restaurant distribution subsidiary; and

•	Other - primarily our hotel supply operations and our Sysco Ventures platform, which includes our suite of technology solutions that help support the business needs of our customers.

Broadline operating companies distribute a full line of food products and a wide variety of non-food products to both traditional and chain restaurant customers, hospitals, schools, hotels, industrial caterers and other venues where foodservice products are served. SYGMA operating companies distribute a full line of food products and a wide variety of non-food products to certain chain restaurant customer locations. The following tables set forth certain financial information for Sysco’s business segments. Prior year amounts have been reclassified to conform to the current year presentation and include the impact of a change in allocation between corporate and the segments that is not significant but is consistent with management’s assessment of segment performance in fiscal 2017.

	Q1 FY17	Q1 FY16	Q2 FY16	Q3 FY16	Q4 FY16	53-Week Period
	Oct. 1, 2016	Sep. 26, 2015	Dec. 26, 2015	Mar. 26, 2016	July 2, 2016	July 2, 2016
Sales:
U.S. Foodservice Operations	$9,481,115	$9,407,923	$9,135,327	$9,037,418	$10,195,775	$37,776,443
International Foodservice Operations	2,728,360	1,390,259	1,280,773	1,251,816	1,513,361	5,436,209
SYGMA	1,504,692	1,445,904	1,506,836	1,497,366	1,652,221	6,102,327
Other	254,487	318,525	230,690	216,191	286,534	1,051,940

Total	$13,968,654	$12,562,611	$12,153,626	$12,002,791	$13,647,891	$50,366,919

	Q1 FY17	Q1 FY16	Q2 FY16	Q3 FY16	Q4 FY16	53-Week Period
	Oct. 1, 2016	Sep. 26, 2015	Dec. 26, 2015	Mar. 26, 2016	July 2, 2016	July 2, 2016
Operating Income:
U.S. Foodservice Operations	$745,231	$686,669	$625,216	$643,326	$816,721	$2,771,931
International Foodservice Operations	79,435	51,920	42,212	33,021	50,006	177,158
SYGMA	4,908	5,123	5,659	9,344	7,343	27,468
Other	8,001	10,770	6,380	6,616	8,820	32,586

Total	$837,575	$754,482	$679,466	$692,306	$882,889	$3,009,143

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Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

Sysco’s results of operations are impacted by restructuring costs consisting of (1) severance charges, (2) professional fees related to our three-year strategic plan, (3) restructuring expenses within our Brakes Group operations and (4) expenses associated with our revised business technology strategy announced in fiscal 2016, as a result of which we recorded accelerated depreciation on our existing system and incurred costs to convert to legacy systems. Our results of operations are also impacted by the following acquisition-related items: (1) intangible amortization expense (2) transaction costs and (3) integration costs. All acquisition-related costs in fiscal 2017 that have been excluded relate to the Acquisition. Fiscal 2016 acquisition-related costs, however, include (i) termination costs in connection with the merger that had been proposed with US Foods, Inc. (US Foods) and (ii) financing costs related to the senior notes that were issued in fiscal 2015 to fund the proposed US Foods merger. These senior notes were redeemed in the first quarter of fiscal 2016, triggering a redemption loss of $86.5 million, and we incurred interest on these notes through the redemption date. The Acquisition also resulted in non-recurring tax expense in fiscal 2017, primarily from non-deductible transaction costs. These fiscal 2017 and fiscal 2016 items are collectively referred to as “Certain Items.”

Management believes that adjusting its operating expenses, operating income, operating margin as a percentage of sales, interest expense, net earnings and diluted earnings per share to remove these Certain Items provides an important perspective with respect to our underlying business trends and results and provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of the company’s underlying operations and facilitates comparisons on a year-over-year basis and (2) removes those items that are difficult to predict and are often unanticipated, and which as a result, are difficult to include in analysts’ financial models and our investors’ expectations with any degree of specificity.

Although Sysco has a history of growth through acquisitions, the Brakes Group is significantly larger than the companies historically acquired by Sysco, with a proportionately greater impact on Sysco’s consolidated financial statements. Accordingly, Sysco is excluding from its non-GAAP financial measures for the relevant period solely for those acquisition costs specific to the Acquisition. We believe this approach significantly enhances the comparability of Sysco’s results for the first quarter of fiscal 2017 to the same period in fiscal 2016. Also, given the significance of the Acquisition, management believes that presenting Sysco’s financial measures, excluding the Brakes Group operating results, enhances comparability of the period over period financial performance of Sysco’s legacy business and allows investors to more effectively measure Sysco’s progress against the financial goals under Sysco’s three year strategic plan.

Set forth below is a reconciliation of sales, operating expenses, operating income, interest expense, net earnings and diluted earnings per share to adjusted results for these measures for the periods presented. Individual components of diluted earnings per share may not add to the total presented due to rounding. Adjusted diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

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Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items and Brakes

(In Thousands, Except for Share and Per Share Data)

	13-Week Period Ended Oct. 1, 2016	13-Week Period Ended Sep 26, 2015	13-Week Period Change in Dollars	13-Week Period % Change
Sales	$13,968,654	$12,562,611	$1,406,043	11.2%
Impact of Brakes	(1,283,524)	—	(1,283,524)	NM

Sales excluding the impact of Brakes (Non-GAAP)	$12,685,130	$12,562,611	$122,519	1.0%

Gross profit	$2,691,919	$2,237,995	$453,924	20.3%
Impact of Brakes	(343,051)	—	(343,051)	NM

Gross profit excluding the impact of Brakes (Non-GAAP)	$2,348,868	$2,237,995	$110,873	5.0%

Gross margin	19.27%	17.81%	1.46%	8.2%
Impact of Brakes	0.75%	—	0.75%	NM

Gross margin excluding the impact of Brakes (Non-GAAP)	18.52%	17.81%	0.70%	3.9%

Operating expenses (GAAP)	$2,125,086	$1,744,521	$380,565	21.8%
Impact of restructuring costs (1)	(38,285)	(3,189)	(35,096)	NM
Impact of acquisition-related costs (2)	(21,710)	(9,816)	(11,894)	121.2%

Operating expenses adjusted for certain items (Non-GAAP)	$2,065,091	$1,731,516	$333,575	19.3%
Impact of Brakes	(322,843)	—	(322,843)	NM
Impact of Brakes restructuring costs (3)	3,074	—	3,074	NM
Impact of Brakes acquisition-related costs (2)	19,498	—	19,498	NM

Operating expenses adjusted for certain items and excluding the impact of Brakes (Non-GAAP)	$1,764,820	$1,731,516	$33,304	1.9%

Operating income (GAAP)	$566,833	$493,474	$73,359	14.9%
Impact of restructuring costs (1)	38,285	3,189	35,096	NM
Impact of acquisition-related costs (2)	21,710	9,816	11,894	121.2%

Operating income adjusted for certain items -GAAP)	$626,828	$506,479	$120,349	23.8%
Impact of Brakes	(20,208)	—	(20,208)	NM
Impact of Brakes restructuring costs (3)	(3,074)	—	(3,074)	NM
Impact of Brakes acquisition-related costs (2)	(19,498)	—	(19,498)	NM

Operating income adjusted for certain items and excluding the impact of Brakes (Non-GAAP)	$584,048	$506,479	$77,569	15.3%

Operating margin (GAAP)	4.06%	3.93%	0.13%	3.3%
Operating margin excluding Certain Items (Non-GAAP)	4.49%	4.03%	0.46%	11.3%
Operating margin excluding Certain Items and Brakes (Non-GAAP)	4.60%	4.03%	0.57%	14.2%

Interest expense (GAAP)	$73,623	$126,907	$(53,284)	-42.0%
Impact of acquisition financing costs (4)	—	(94,835)	94,835	-100.0%

Interest expense adjusted for certain items (Non-GAAP)	$73,623	$32,072	$41,551	129.6%

Net earnings (GAAP)	$323,887	$244,420	$79,467	32.5%
Impact of restructuring cost (1)	38,285	3,189	35,096	NM
Impact of acquisition-related costs (2)	21,710	9,816	11,894	121.2%
Impact of acquisition financing costs (4)	—	94,835	(94,835)	-100.0%
Tax impact of restructuring cost (5)	(3,593)	(1,198)	(2,395)	199.9%
Tax impact of acquisition-related costs (5)	(4,169)	(3,688)	(481)	13.0%
Tax impact of acquisition financing costs (5)	—	(35,632)	35,632	-100.0%

Net earnings adjusted for certain items (Non-GAAP)	$376,120	$311,742	$64,378	20.7%
Impact of Brakes	(18,852)	—	(18,852)	NM
Impact of Brakes restructuring costs (3)	(2,446)	—	(2,446)	NM
Impact of Brakes acquisition-related costs (2)	(15,514)	—	(15,514)	NM
Impact of interest expense on debt issued for the Brakes acquisition (6)	19,735	—	19,735	NM
Tax impact of interest expense on debt issued for the Brakes acquisition (5)	(7,460)	—	(7,460)	NM

Net earnings adjusted for certain items and excluding the impact of Brakes (Non-GAAP)	$351,583	$311,742	$39,841	12.8%

Diluted earnings per share (GAAP)	$0.58	$0.41	$0.17	41.5%
Impact of restructuring costs (1)	0.07	—	0.07	NM
Impact of acquisition-related costs (2)	0.04	0.02	0.02	144.8%
Impact of acquisition financing costs (4)	—	0.16	(0.16)	-100.0%
Tax impact of restructuring cost (5)	(0.01)	—	(0.01)	NM
Tax impact of acquisition-related costs (5)	(0.01)	(0.01)	(0.00)	62.9%
Tax impact of acquisition financing costs (5)	—	(0.06)	0.06	-100.0%

Diluted EPS adjusted for certain items (Non-GAAP) (7)	$0.67	$0.52	$0.15	28.8%
Impact of Brakes	(0.03)	—	(0.03)	NM
Impact of Brakes restructuring costs (3)	(0.01)	—	(0.01)	NM
Impact of Brakes acquisition-related costs (2)	(0.02)	—	(0.02)	NM
Impact of interest expense on debt issued for the Brakes acquisition (6)	0.04	—	0.04	NM
Tax impact of interest expense on debt issued for the Brakes acquisition (5)	(0.01)	—	(0.01)	NM

Diluted EPS adjusted for certain items and excluding the impact of Brakes (Non-GAAP) (7)	$0.63	$0.52	$0.11	20.4%

Diluted shares outstanding	560,954,068	600,789,913

(1)	Includes $28 million in accelerated depreciation associated with our revised business technology strategy and $10 million related to severance charges, professional fees on 3-year financial objectives, restructuring expenses within our Brakes operations and costs to convert to legacy systems in conjunction with our revised business technology strategy.
(2)	Fiscal 2017 Includes $19 million related to intangible amortization expense from the Brakes acquisition which is included in the results of Brakes and $2 million in transaction costs. Fiscal 2016 includes US Foods merger termination costs.
(3)	Includes Brakes Acquisition restructuring charges.
(4)	Includes US Foods financing costs applicable to fiscal 2016.
(5)	The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred. The adjustments also include $7 million in non-deductible transaction costs and $4 million in other one-time costs related to the Brakes acquisition.
(6)	Sysco Corporation issued debt to fund the Acquisition. The interest expense arising from the debt issued is attributed to the incremental impact of Brakes operating results, even though it is not a direct obligation of the Brakes Group and is not considered a Certain Item.
(7)	Individual components of diluted earnings per share may not add to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

NM represents that the percentage change is not meaningful.

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Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items

(In Thousands, Except for Share and Per Share Data)

	Q1 FY17	Q1 FY16	Q2 FY16	Q3 FY16	Q4 FY16	53-Week
U.S. Foodservice Operations	Oct. 1, 2016	Sep. 26, 2015	Dec. 26, 2015	Mar. 26, 2016	July 2, 2016	July 2, 2016

Sales (GAAP)	$9,481,115	$9,407,923	$9,135,326	$9,037,417	$10,195,775	$37,776,442
Gross Profit (GAAP)	1,913,115	1,834,354	1,759,390	1,765,279	2,054,413	7,413,436
Gross Margin (GAAP)	20.2%	19.5%	19.3%	19.5%	20.1%	19.6%

Operating expenses (GAAP)	$1,167,884	$1,147,685	$1,134,174	$1,121,953	$1,237,692	$4,641,504
Impact of restructuring costs	—	(873)	(561)	(742)	(1,175)	(3,351)

Operating expenses adjusted for certain items (Non-GAAP)	$1,167,884	$1,146,812	$1,133,613	$1,121,211	$1,236,517	$4,638,153

Operating income (GAAP)	$745,231	$686,669	$625,216	$643,326	$816,721	$2,771,932
Impact of restructuring costs	—	873	561	742	1,175	3,351

Operating income adjusted for certain items (Non-GAAP)	$745,231	$687,542	$625,777	$644,068	$817,896	$2,775,283

International Foodservice Operations

Sales (GAAP)	$2,728,360	$1,390,259	$1,280,775	$1,251,815	$1,513,361	$5,436,209
Gross Profit (GAAP)	598,406	245,462	221,198	210,682	261,600	938,942
Gross Margin (GAAP)	21.9%	17.7%	17.3%	16.8%	17.3%	17.3%

Operating expenses (GAAP)	$518,971	$193,542	$178,986	$177,661	$211,594	$761,783
Impact of restructuring costs (1)	(4,680)	(1,243)	(586)	(308)	(6,808)	(8,945)
Impact of acquisition-related costs (2)	(19,498)	—	—	—	—	—

Operating expenses adjusted for certain items (Non-GAAP)	$494,793	$192,299	$178,400	$177,353	$204,786	$752,838

Operating income (GAAP)	$79,435	$51,920	$42,212	$33,021	$50,006	$177,159
Impact of restructuring costs (1)	4,680	1,243	586	308	6,808	8,945
Impact of acquisition-related costs (2)	19,498	—	—	—	—	—

Operating income adjusted for certain items (Non-GAAP)	$103,613	$53,163	$42,798	$33,329	$56,814	$186,104

SYGMA

Sales (GAAP)	$1,504,692	$1,445,905	$1,506,836	$1,497,365	$1,652,222	$6,102,328
Gross Profit (GAAP)	114,976	110,320	111,790	114,657	119,214	455,981
Gross Margin (GAAP)	7.64%	7.63%	7.42%	7.66%	7.22%	7.47%

Operating expenses (GAAP)	$110,068	$105,197	$106,131	$105,313	$111,871	$428,512
Impact of restructuring costs	—	(5)	(77)	(20)	—	(102)

Operating expenses adjusted for certain items (Non-GAAP)	$110,068	$105,192	$106,054	$105,293	$111,871	$428,410

Operating income (GAAP)	$4,908	$5,123	$5,659	$9,344	$7,343	$27,469
Impact of restructuring costs	—	5	77	20	—	102

Operating income adjusted for certain items (Non-GAAP)	$4,908	$5,128	$5,736	$9,364	$7,343	$27,571

Other

Sales (GAAP)	$254,486	$318,524	$230,689	$216,194	$286,532	$1,051,939
Gross Profit (GAAP)	68,283	58,873	56,379	56,242	69,072	240,566
Gross Margin (GAAP)	26.83%	18.48%	24.44%	26.01%	24.11%	22.87%

Operating expenses (GAAP)	$60,282	$48,103	$49,999	$49,626	$60,252	$207,980
Impact of restructuring costs	—	(11)	(52)	(52)	(52)	(167)

Operating expenses adjusted for certain items (Non-GAAP)	$60,282	$48,092	$49,947	$49,574	$60,200	$207,813

Operating income (GAAP)	$8,001	$10,770	$6,380	$6,616	$8,501	$32,267
Impact of restructuring costs	—	11	52	52	52	167

Operating income adjusted for certain items (Non-GAAP)	$8,001	$10,781	$6,432	$6,668	$8,553	$32,434

Corporate

Gross Profit (GAAP)	$(2,861)	$(11,014)	$8,472	$(3,884)	$(2,027)	$(8,453)

Operating expenses (GAAP)	$267,880	$249,994	$254,941	$310,666	$334,592	$1,150,193
Impact of restructuring costs (3)	(33,604)	(1,057)	(3,005)	(58,320)	(48,185)	(110,568)
Impact of acquisition-related costs (4)	(2,212)	(9,816)	—	(586)	(25,212)	(35,615)

Operating expenses adjusted for certain items (Non-GAAP)	$232,064	$239,121	$251,936	$251,759	$261,195	$1,004,011

Operating income (GAAP)	$(270,742)	$(261,008)	$(246,478)	$(314,550)	$(336,291)	$(1,158,327)
Impact of restructuring costs (3)	33,604	1,057	3,005	58,320	48,185	110,568
Impact of acquisition-related costs (4)	2,212	9,816	—	586	25,212	35,615

Operating income adjusted for certain items (Non-GAAP)	$(234,925)	$(250,135)	$(243,473)	$(255,643)	$(262,894)	$(1,012,145)

Total Sysco

Sales (GAAP)	$13,968,654	$12,562,611	$12,153,626	$12,002,791	$13,647,890	$50,366,919
Gross Profit (GAAP)	2,691,918	2,237,995	2,157,229	2,142,976	2,502,272	9,040,472
Gross Margin (GAAP)	19.27%	17.81%	17.75%	17.85%	18.33%	17.95%

Operating expenses (GAAP)	$2,125,086	$1,744,521	$1,724,231	$1,765,219	$1,956,001	$7,189,972
Impact of restructuring costs (1) (3)	(38,285)	(3,189)	(4,281)	(59,443)	(56,220)	(123,134)
Impact of acquisition-related costs (2) (4)	(21,710)	(9,816)	—	(586)	(25,212)	(35,615)

Operating expenses adjusted for certain items (Non-GAAP)	$2,065,091	$1,731,516	$1,719,950	$1,705,189	$1,874,569	$7,031,224

Operating income (GAAP)	$566,833	$493,474	$432,989	$377,757	$546,280	$1,850,500
Impact of restructuring costs (1) (3)	38,285	3,189	4,281	59,443	56,220	123,134
Impact of acquisition-related costs (2) (4)	21,710	9,816	—	586	25,212	35,615

Operating income adjusted for certain items (Non-GAAP)	$626,828	$506,479	$437,270	$437,787	$627,712	$2,009,248

(1)	Fiscal 2017 includes restructuring expenses within our Brakes operations.
(2)	Fiscal 2017 Includes $19 million related to intangible amortization expense from the Brakes acquisition which is included in the results of Brakes.
(3)	Includes $28 million in accelerated depreciation associated with our revised business technology strategy, professional fees on 3-year financial objectives and costs to convert to legacy systems in conjunction with our revised business technology strategy.
(4)	Fiscal 2017 Includes $2 million related to transaction costs from the Brakes acquisition. Fiscal 2016 includes US Foods merger termination costs.

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Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Free Cash Flow

(In Thousands)

Free cash flow represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Sysco considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases and sales of buildings, fleet, equipment and technology, which may potentially be used to pay for, among other things, strategic uses of cash including dividend payments, share repurchases and acquisitions. However, free cash flow may not be available for discretionary expenditures, as it may be necessary that we use it to make mandatory debt service or other payments. Free cash flow should not be used as a substitute for the most comparable GAAP measure in assessing the company’s liquidity for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the table that follows, free cash flow for each period presented is reconciled to net cash provided by operating activities.

	13-Week Period Ended Oct. 1, 2016	13-Week Period Ended Sep 26, 2015	13-Week Period Change in Dollars	13-Week Period % Change
Net cash provided by operating activities (GAAP)	$248,674	$(261,482)	$510,156	-195.1%
Additions to plant and equipment	(142,255)	(121,243)	(21,012)	-17.3
Proceeds from sales of plant and equipment	4,261	1,506	2,755	182.9

Free Cash Flow (Non-GAAP)	$110,680	$(381,219)	$491,899	-129.0%